Exhibit 5.1

[BALLARD SPAHR LLP LETTERHEAD]

    May 29, 2012

Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379	Exelon Generation Company, LLC 300 Exelon Way Kennett Square, Pennsylvania, 19348
Exelon Capital Trust I Exelon Capital Trust II Exelon Capital Trust III c/o Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379	Commonwealth Edison Company 440 South LaSalle Street Suite 3300 Chicago, Illinois 60605-1028
PECO Energy Company PECO Energy Capital Trust V PECO Energy Capital Trust VI 2301 Market Street Philadelphia, Pennsylvania 19101	Baltimore Gas and Electric Company 2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Exelon Corporation, a Pennsylvania corporation (“Exelon”), Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Generation”), Exelon Capital Trust I, Exelon Capital Trust II, and Exelon Capital Trust III, each a statutory trust created under the laws of the State of Delaware (each, an “Exelon Trust” and, collectively, the “Exelon Trusts”), Commonwealth Edison Company, an Illinois corporation (“ComEd”), PECO Energy Company, a Pennsylvania corporation (“PECO”), PECO Energy Capital Trust V and PECO Energy Capital Trust VI, each a statutory trust created under the laws of the State of Delaware (each, a “PECO Trust” and, collectively, the “PECO Trusts”), and Baltimore Gas and Electric Company, a Maryland corporation (“BGE”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an unlimited amount of: (i) shares of common stock (“Common Stock”) of Exelon, (ii) stock purchase contracts of Exelon (the “Stock Purchase Contracts”), (iii) stock purchase units of Exelon (the “Stock Purchase Units”), (iv) unsecured debt securities of Exelon (the “Exelon Debt Securities”), (v) unsecured subordinated debt securities of Exelon (the “Exelon Subordinated Indebtedness”), (vi) shares of preferred stock (the “Exelon Preferred Stock”) of Exelon, (vii) unsecured debt securities of Generation (the “Generation Debt Securities”), (viii) preferred limited liability company interests of Generation (the “Preferred LLC Interests”), (ix) trust preferred securities (the “Exelon Trust Preferred Securities”) of the Exelon Trusts and the related guarantees (each, an “Exelon Guarantee” and, collectively, the “Exelon Guarantees”) by Exelon with respect to the obligations of the Exelon Trusts with respect to any issue of Exelon Trust Preferred Securities, (x) first mortgage bonds of ComEd (the “ComEd Mortgage Bonds”), (xi) unsecured notes of the ComEd (the “ComEd Notes”), (xii) shares of preferred stock of ComEd (“ComEd Preferred Stock”), (xiii) first and refunding mortgage bonds of PECO (the “PECO Mortgage Bonds”), (xiv) unsecured subordinated debt securities of PECO (the “PECO Subordinated Indebtedness”), (xv) shares of preferred stock (the “PECO Preferred Stock”) of PECO, (xvi) trust preferred securities (the “PECO Trust Preferred Securities”) of the PECO Trusts and the related guarantees (each, a “PECO Guarantee” and, collectively, the “PECO Guarantees”) by PECO with respect to the obligations of the PECO Trusts with respect to any issue of PECO Trust Preferred Securities, and (xvii) unsecured debt securities of BGE (“BGE Debt Securities”), (xviii) senior secured bonds of BGE (“BGE Secured Debt Securities) and (xix) shares of preferred stock of BGE (“BGE Preferred Stock”), in each case in amounts, at prices and on terms to be determined at the time of an offering (collectively, the “Securities”).

Unless otherwise specified in the applicable prospectus supplement, the Exelon Debt Securities will be issued under an Indenture (the “Exelon Debt Indenture”) between Exelon and The Bank of New York Trust Company, National Association, as trustee, which is governed by Pennsylvania law, and the Subordinated Indebtedness will be issued under an Indenture (the “Exelon Subordinated Indenture”) between Exelon and U.S. Bank National Association (formerly, Wachovia Bank, National Association), as trustee, which is governed by Pennsylvania law.

Unless otherwise specified in the applicable prospectus supplement, the Generation Debt Securities will be issued under an Indenture (the “Generation Debt Indenture”) between Generation and U.S. Bank National Association, as trustee.

Unless otherwise specified in the applicable prospectus supplement, the ComEd Mortgage Bonds will be issued under ComEd’s Mortgage (the “ComEd Mortgage”), dated July 1, 1923, as amended and supplemented, between ComEd and BNY Mellon Trust Company of Illinois (current successor to Illinois Merchants Trust Company), as trustee, and D.G. Donovan, as co-trustee, which is governed by Illinois law, and the ComEd Notes will be issued under the Indenture (the “ComEd Senior Indenture”), dated as of September 1, 1987, as amended and supplemented, between ComEd and U.S. Bank National Association (current successor to Citibank, N.A.), as trustee, which is governed by New York law.

Unless otherwise specified in the applicable prospectus supplement, the PECO Mortgage Bonds will be issued under PECO’s First and Refunding Mortgage (the “PECO Mortgage”), dated May 1, 1923, between The Counties Gas and Electric Company (predecessor to the Company) and Fidelity Trust Company, Trustee (now U.S. Bank National Association, as successor trustee), as amended and supplemented and as to be further amended and supplemented by one or more supplemental indentures creating the Mortgage Bonds, and the PECO Subordinated Indebtedness will be issued under an Indenture (the “PECO Subordinated Indenture”) between the Company and U.S. Bank National Association, as successor trustee.

Unless otherwise specified in the applicable prospectus supplement, the BGE Unsecured Debt Securities will be issued under an Indenture relating to the unsecured debt securities, dated as of July 24, 2006, as supplemented by Supplemental Indenture No. 1 thereto dated as of October 13, 2009 (the “BGE Unsecured Indenture”), between BGE and Deutsche Bank Trust Company Americas, as trustee, which is governed by New York law, and the BGE Secured Debt Securities will be issued under an Indenture and Security Agreement between BGE and Deutsche Bank Trust Company Americas, as Trustee relating to the secured debt securities, dated as of July 9, 2009 (the “BGE Secured Indenture”), which is governed by New York law.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the registrants and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

In rendering the opinions expressed below, we have assumed that (a) the Registration Statement has become effective under the Act, (b) a prospectus supplement with respect to the applicable Securities shall have been filed with the Commission in compliance with the Act and the rules and regulations thereunder, (c) the applicable Securities have been duly and properly authorized for issuance, (d) all instruments relating to the applicable Securities have been duly and properly authorized and properly executed and delivered and (e) the terms of the applicable Securities have been duly and properly established in conformity with the applicable instruments so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Exelon, Generation, ComEd, PECO, BGE, the Exelon Trusts or the PECO Trusts, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Exelon, Generation, ComEd, PECO, BGE, the Exelon Trusts or the PECO Trusts, as applicable.

Based on the foregoing, we are of the opinion that:

1. When the shares of Common Stock have been duly and properly issued, sold and delivered as contemplated in any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued pursuant to Stock Purchase Contracts), will be legally issued, fully paid and non-assessable.

2. When the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts and issued and sold in the form and in the manner contemplated in any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

3. When (a) the collateral has been deposited with the collateral agent in accordance with the applicable collateral arrangements and (b) the Stock Purchase Contracts have been duly and properly executed and issued in accordance with the Stock Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the any prospectus supplement relating thereto, the Stock Purchase Units will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4. When a series of Exelon Debt Securities shall have been duly and properly executed and authenticated in accordance with the Exelon Debt Indenture and duly and properly issued and delivered by Exelon in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Exelon Debt Securities will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5. When a series of Exelon Subordinated Indebtedness shall have been duly and properly executed and authenticated in accordance with the Exelon Subordinated Indenture and duly and properly issued and delivered by Exelon in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Subordinated Indebtedness will constitute valid and binding obligations of Exelon, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

6. When (a) a Statement with Respect to Shares of Exelon classifying the Exelon Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the shares of Exelon Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of Exelon Preferred Stock will be legally issued, fully paid and non-assessable.

7. When a series of Generation Debt Securities shall have been duly and properly executed and authenticated in accordance with the Generation Debt Indenture and duly and properly issued and delivered by Generation in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, each series of Generation Debt Securities will constitute valid and binding obligations of Generation, enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

8. When (a) Generation shall have duly executed and delivered an appropriate amendment to its Amended and Restated Operating Agreement authorizing the establishment of Preferred LLC Interests and (b) the Preferred LLC Interests have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the Preferred LLC Interests will be legally issued, fully paid and non-assessable.

9. When a series of ComEd Mortgage Bonds have been duly and properly executed and authenticated in accordance with the ComEd Mortgage and duly and properly issued and delivered by ComEd in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the ComEd Mortgage Bonds will constitute binding obligations of ComEd, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

10. When a series of ComEd Notes have been duly and properly executed and authenticated in accordance with the ComEd Senior Indenture and duly and properly issued and delivered by ComEd in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the ComEd Notes will constitute binding obligations of ComEd, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

11. When (a) a Statement with Respect to Shares of ComEd classifying the ComEd Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the State of Illinois and (b) the shares of ComEd Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of ComEd Preferred Stock will be legally issued, fully paid and non-assessable.

12. When a series of PECO Mortgage Bonds have been duly and properly executed and authenticated in accordance with the PECO Mortgage and duly and properly issued and delivered by PECO in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the PECO Mortgage Bonds will constitute binding obligations of PECO, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

13. When a series of PECO Subordinated Indebtedness have been duly and properly executed and authenticated in accordance with the PECO Subordinated Indenture and duly and properly issued and delivered by PECO in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the PECO Subordinated Indebtedness will constitute binding obligations of PECO, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

14. When (a) a Statement with Respect to Shares of PECO classifying the PECO Preferred Stock and setting forth the terms thereof has been duly and properly authorized, executed and filed with the Secretary of the Commonwealth of Pennsylvania, Department of State and (b) the shares of PECO Preferred Stock have been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the shares of PECO Preferred Stock will be legally issued, fully paid and non-assessable.

15. When a series of BGE Unsecured Debt Securities have been duly and properly executed and authenticated in accordance with the BGE Unsecured Indenture and duly and properly issued and delivered by BGE in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the BGE Unsecured Debt Securities will constitute binding obligations of BGE, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

16. When a series of BGE Secured Debt Securities have been duly and properly executed and authenticated in accordance with the BGE Secured Indenture and duly and properly issued and delivered by BGE in the manner contemplated in any prospectus supplement relating thereto to the purchasers thereof against payment of the agreed consideration therefor, the BGE Secured Debt Securities will constitute binding obligations of BGE, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

17. When (a) appropriate Articles Supplementary with respect to the BGE Preferred Stock to be issued and sold has been duly filed with the State Department of Assessments and Taxation of the State of Maryland and (b) the BGE preferred stock has been duly and properly issued and paid for in the manner contemplated in any prospectus supplement relating thereto, the BGE Preferred Stock will be validly issued, fully paid and non-assessable.

18. When the Exelon Trust Preferred Securities or PECO Trust Preferred Securities shall have been duly and properly authorized, issued and delivered to the purchasers thereof against payment of the agreed consideration therefor, the Exelon Trust Preferred Securities or PECO Trust Preferred Securities will represent valid and, subject to the qualifications set forth below, fully paid and nonassessable undivided beneficial interests in the assets of the Exelon Trust or PECO Trust, as applicable. The Exelon Trust Preferred Securities or PECO Trust Preferred Securities holders, as beneficial owners of an Exelon Trust or PECO Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Exelon Trust Preferred Securities or PECO Trust Preferred Securities holders may be obligated to make payments as set forth in the Declaration of such trust.

19. When the Exelon Trust Preferred Securities in respect of the Exelon Guarantee Agreement shall have been duly and properly authorized, issued and delivered to the purchasers thereof, as contemplated in any prospectus supplement against payment of the agreed consideration therefor, each Exelon Guarantee will constitute the valid and binding obligation of Exelon, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

20. When the PECO Trust Preferred Securities in respect of the PECO Guarantee Agreement shall have been duly and properly authorized, issued and delivered to the purchasers thereof, as contemplated in any prospectus supplement against payment of the agreed consideration therefor, each PECO Guarantee will constitute the valid and binding obligation of PECO, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

We express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the State of Delaware, the State of Illinois and the State of New York. Insofar as our pertains to matters of Illinois law, we have, without independent investigation, assumed the correctness of and relied upon the opinion of Bruce G. Wilson, Senior Vice President and Deputy General Counsel of Exelon Corporation and Assistant Secretary of ComEd dated the date hereof and filed as Exhibit 5.2 to the Registration Statement. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or circumstances.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Prospectus included in the Registration

Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Ballard Spahr LLP